FOURTH AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

          This Fourth Amendment and Waiver to Loan and Security Agreement, made as of November 30, 1997 (this "Amendment"), is by and between Diamond Exteriors, Inc. (f/k/a Diamond Home Services, Inc.) (the "Company") and American National Bank and Trust Company of Chicago (the "Bank"). Capitalized terms used in this Amendment and not otherwise defined have the meanings assigned to such terms in the Loan Agreement (as defined below).

                              W I T N E S S E T H:

          WHEREAS, Diamond Home Services, Inc. (f/k/a Diamond Exteriors, Inc.) ("DHS") and the Bank were parties to the Loan and Security Agreement dated as of February 6, 1996 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement");

          WHEREAS, under the Assignment, Delegation and Assumption Agreement dated as of May 24, 1996, by and among DHS, the Company (a wholly owned subsidiary of DHS) and the Bank, the Company assumed all of the rights, duties, obligations and liabilities of DHS under the Loan Agreement and other Related Documents;

          WHEREAS, the Bank has extended credit under the Loan Agreement to the Company as evidenced by the Amended and Restated Revolving Note dated as of December 3, 1996 (the "Existing Note"), made by the Company in favor of the Bank in the original principal amount of $15,000,000;

          WHEREAS, the Company has requested that the Bank amend and restate the Existing Note to change the maturity date to February 28, 1998;

          WHEREAS, the Bank and the Company have agreed to amend the Loan Agreement to, among other things, (i) incorporate the modifications to the Existing Note and (ii) modify certain financial and other covenants;

          WHEREAS, the Company has requested that the Bank waive certain Events of Default arising as a result of the Company's failure to comply with certain financial and other covenants, and the Bank has agreed to such a request;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Bank agree as follows:

          SECTION 1.  AMENDMENTS TO LOAN AGREEMENT

          On the date this Amendment becomes effective, after satisfaction by the Company of each of the conditions set forth in Section 5 of this Amendment (the "Closing Date"), effective as of November 30, 1997, the Loan Agreement is amended as follows:

          1.1  Section 8.5(c) of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          (c) The Company has no material contingent liabilities not provided for or disclosed in the financial statements provided under Section 9.1.

          1.2 Sections 8.20 and 8.21 of the Loan Agreement are amended by deleting the text of such sections in its entirety and replacing it as follows:

     [INTENTIONALLY OMITTED].

          1.3  Section 8.25 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          8.25 Patents, Licenses. The Company possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles, tradenames and similar assets to continue to conduct its business as heretofore conducted by it.

          1.4  Section 9.7 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.7 Tangible Net Worth. Commencing January 1, 1997, not permit the Related Companies' Tangible Net Worth (as measured on a consolidated basis) to be less than $18,000,000 plus 50% of the Related Companies' net income minus 100% of the amount of cash used by Diamond Home Services, Inc. to repurchase its stock, calculated at the end of each of the Company's fiscal quarters through the Credit Termination Date.

          1.5  Section 9.8 of the Loan Agreement is amended by deleting clause
(vii) from such section in its entirety and replacing it as follows:

     (vii) Indebtedness of the Company owing to Diamond Home Services, Inc. evidenced by the promissory note dated as of June 23, 1996, in the original principal amount of $33,147,000;

          1.6  Section 9.17 of the Loan Agreement is amended by deleting clause
(b) to such section in its entirety and replacing it as follows:

     (b) an aggregate amount for other capital expenditures, whether funded by Capital Leases or otherwise, in excess of $2,500,000 per year.

          SECTION 2.  AMENDMENTS TO RELATED DOCUMENTS

          2.1 Exhibits to Loan Agreement. On the Closing Date, Exhibit A to the Loan Agreement is replaced with Exhibit A to this Amendment.

          2.2 Schedules. On the Closing Date, (i) Schedule 8.5 to the Loan Agreement is amended by adding to such schedule the information contained on
Schedule I to this Amendment, (ii) Schedule 8.8 to the Loan Agreement is amended by adding to such schedule the information contained on Schedule II to this Amendment and (iii) Schedule 9.4 to the Loan Agreement is amended by adding to such schedule the information contained on Schedule III to this Amendment. On the Closing Date, Schedules 8.20 and 8.25 are deemed deleted in their entirety.

          2.3 Related Documents. On the Closing Date, the Existing Note is amended, restated and replaced in its entirety by the Second Amended and Restated Revolving Note dated as of November 30, 1997 (the "Amended Note"), made by the Company in favor of the Bank in the original principal amount of $15,000,000. Upon receipt of the Amended Note, the Bank will mark the Existing Note "superseded" and return it to the Company.

          SECTION 3.  WAIVER

          3.1 Financial Covenants. On the Closing Date, the Bank waives any Event of Default under Sections 12.1(e) and 12.1(i) of the Loan Agreement due solely to the Company's noncompliance with the covenants set forth in Sections 9.7, 9.11 and 9.17 of the Loan Agreement and DHS' noncompliance with the covenants set forth in Sections 5.8 and 5.10 of the Guaranty dated as of December 3, 1996 (the "DHS Guaranty"), made by DHS in favor of the Bank, each for the period ending September 30, 1997.

          3.2 Hayward Inspection. On the Closing Date, the Bank waives any Event of Default under Section 12.1(f) of the Loan Agreement due to the events described on Schedule IV to this Amendment, which events may violate the representations and warranties set forth in Section 8.14(c) of the Loan Agreement.

          3.3 Other. Nothing in this Amendment in any way is deemed to be (i) a waiver of any other Event of Default or (ii) an agreement to forbear from exercising any remedies with respect to such other Events of Default.

          SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Bank to enter into this Amendment and to extend future credit under the Loan Agreement, as amended by this Amendment, the Company represents and warrants to the Bank that:

          4.1 Due Authorization; No Conflict; No Lien; Enforceable Obligation. The execution, delivery and performance by the Company of this Amendment and the Amended Note are within its corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any is required), and do not and will not contravene or conflict with any provision of (i) any law, (ii) any judgment, decree or order or (iii) its articles or certificate of incorporation or by-laws, and do not and will not contravene or conflict with, or cause any lien to arise under, any provision of any agreement or instrument binding upon the Company or upon any of its property. This Amendment, the Loan Agreement, as amended by this Amendment, and the Amended Note are the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

          4.2 No Default; Representations and Warranties. As of the Closing Date, except as set forth in Section 3 of the Amendment, (i) no Event of Default or Unmatured Event of Default under the Loan Agreement, as amended by this Amendment, has occurred and is continuing or will result from the amendments set forth in this Amendment and (ii) the representations and warranties of the Company contained in the Loan Agreement, as amended by this Amendment, are true and correct, except for any such representation or warranty that is expressly made as of a specified date, in which case such representation or warranty was true and correct as of such specified date.

          SECTION 5.  CONDITIONS TO EFFECTIVENESS

          The obligation of the Bank to make the amendments, waivers and consents contemplated by this Amendment, and the effectiveness thereof, are subject to the following:

          5.1 Representations and Warranties. The representations and warranties of the Company contained in this Amendment are true and correct as of the Closing Date.

          5.2 Documents. The Bank has received all of the following, each duly executed and dated as of the Closing Date (or such other date as is satisfactory to the Bank) in form and substance satisfactory to the Bank:

          (A)  Fourth Amendment and Waiver.  This Amendment.

          (B) Amended Note. The Amended Note substantially in the form of Exhibit A to this Amendment.

          (C)  Schedules. Schedules I, II, III and IV to this Amendment.

          (D) Amendment to Guaranty. An amendment to the DHS Guaranty, substantially in the form of Exhibit B to this Amendment.

          (E) Secretary's Certificate. A certificate of the Secretary of the Company as to (i) true and correct copies of the Company's articles or certificate of incorporation and by-laws and (ii) resolutions of the board of directors of the Company authorizing or ratifying the execution, delivery and performance of this Amendment and the Amended Note.

          (F) Consents Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals, if any, with respect to this Amendment, the Amended Note or any other document provided for under this Amendment.

          (G) Other. Such other documents as the Bank may reasonably request.

          SECTION 6.  MISCELLANEOUS

          6.1 Captions. The recitals to this Amendment (except for definitions) and the section captions used in this Amendment are for convenience only and do not affect the construction of this Amendment.

          6.2 Governing Law; Severability. THIS AMENDMENT IS A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. Wherever possible, each provision of this Amendment must be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is prohibited by or invalid under such law, such provision is ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          6.3 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart is deemed to be an original, but all such counterparts together constitute but one and the same Amendment. The Company and the Bank agree to accept facsimile counterparts.

          6.4 Successors and Assigns. This Amendment is binding upon the Company, the Bank and their respective successors and assigns, and inures to the sole benefit of the Company, the Bank and their successors and assigns. The Company cannot assign its rights or delegate its duties under this Amendment.

          6.5 References. From and after the Closing Date, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the Loan Agreement or any other Related Document to the Loan Agreement, the Existing Note or to any term, condition or provision contained "thereunder," "thereof," "therein," or words of like import, mean and are a reference to the Loan Agreement or the Existing Note (or such term, condition or provision, as applicable) as amended, supplemented, restated or otherwise modified by this Amendment or the Amended Note, as applicable.

          6.6 Continued Effectiveness. Notwithstanding anything contained in this Amendment to the contrary, the terms of this Amendment and the Amended Note are not intended to and do not serve to effect a novation as to the Loan Agreement or the Existing Note, as applicable. The Company and the Bank expressly do not intend to extinguish the Loan Agreement or the Existing Note. Instead, it is the express intention of the Company and the Bank to reaffirm the indebtedness created under the Loan Agreement, which is evidenced by the Existing Note. The Loan Agreement, as amended by this Amendment, and the Existing Note, as amended and restated by the Amended Note, remain in full force and effect and the terms and provisions of the Loan Agreement and the Existing Note are ratified and confirmed.

          6.7 Costs, Expenses and Taxes. The Company affirms and acknowledges that Section 13.5 of the Loan Agreement applies to this Amendment and the transactions and agreements and documents contemplated under this Amendment.


                                    *   *   *


          Delivered at Chicago, Illinois, as of the day and year first above written.


                             DIAMOND EXTERIORS, INC.


                             By:
                                Name:
                                Title:



                             AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO



                             By:
                                Laurie B. Tanselle
                                Assistant Vice President


          Diamond Home Services, Inc., guarantor under the Guaranty dated as of December 3, 1996 (the "Guaranty"), made in favor of the Bank, acknowledges that it has read this Amendment and consents to this Amendment and agrees that its guarantee of the Guaranteed Obligations (as defined in the Guaranty) continues in full force and effect, is valid and enforceable and is not impaired or otherwise affected by the execution of this Amendment or any other document or instrument delivered in connection with this Amendment.


                              DIAMOND HOME SERVICES, INC.


                              By:
                                 Name:
                                 Title:


                                    EXHIBIT A


                              FORM OF AMENDED NOTE

                                   [ATTACHED]


                                    EXHIBIT B


                          FORM OF AMENDMENT TO GUARANTY

                                   [ATTACHED]


                                   SCHEDULE I


                      LITIGATION AND CONTINGENT LIABILITIES

                         [TO BE PROVIDED BY THE COMPANY]


                                   SCHEDULE II


                             EMPLOYEE BENEFIT PLANS

                         [TO BE PROVIDED BY THE COMPANY]


                                  SCHEDULE III


                                    INSURANCE

                                   [ATTACHED]


                                   SCHEDULE IV


                        DESCRIPTION OF HAYWARD INSPECTION

                         [TO BE PROVIDED BY THE COMPANY]